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                                                                    EXHIBIT 3.42

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is: Hillsdale Tool & Manufacturing
         Co.

2.       The identification number assigned by the Bureau is: 022-906

3. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

         The name of the Corporation is: EaglePicher Automotive, Inc.

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COMPLETE ONLY ONE OF THE FOLLOWING:

4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of _______________, _____________, in
         accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                          Signed this ______ day of _______________, ___________

         ___________________________________    ________________________________
                    (Signature)                             (Signature)

         ___________________________________    ________________________________
                 (Type or Print Name)                (Type or Print Name)

         ___________________________________    ________________________________
                        (Signature)                       (Signature)

         ___________________________________    ________________________________
                 (Type or Print Name)                 (Type or Print Name)

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5.       (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE
CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 31st day of July, 2003, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

         [ ] at a meeting the necessary votes were cast in favor of the amendment.

         [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

         [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

         [ ] by consents given by electronic transmission in accordance with
             Section 407(3) if a profit corporation.

         [ ] by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Nonprofit Corporations
Corporations
                                         Signed this ____ day of _________, ____
Signed this 31st day of July, 2003
                                         By_____________________________________
                                           (Signature President, Vice-President,
                                              Chairperson or Vice-Chairperson)
By  /s/ David G. Krall
    _______________________________
    (Signature of an authorized
      officer or agent)                    _____________________________________
                                                  (Type or Print Name)
                David G. Krall
    _____________________________________
             (Type or Print Name)

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6.       (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS
         ORGANIZED ON A DIRECTORSHIP BASIS.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of _______________, ______________ by the
         directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

             [ ] at a meeting the necessary votes were cast in favor of the amendment

             [ ] by written consent of all directors pursuant to Section 525 of the Act.

                                  Signed this _____ day of _____________, ______

                                  By
                                    ____________________________________________
                                    (Signature of President, Vice-President,
                                        Chairperson or Vice-Chairperson)

                                    ____________________________________________
                                    (Type or Print Name)  (Type or Print Title)

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         Name of person or organization     Preparer's name and business
         remitting fees:                    telephone number

         ______________________________     Paula J. Hannah

         ______________________________     513 361 1216

                          INFORMATION AND INSTRUCTIONS

1. This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be retuned to your registered office address, unless you enter a different address in the box on the front of this document.

3. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution. Contact Michigan Attorney General, Consumer Protection and Charitable Trust Division at (517) 373-1152.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.       SIGNATURES:
         PROFIT CORPORATIONS:  (Complete either Item 4 or Item 5)
               1) Item 4 must be signed by at least a majority of the
                  Incorporators listed in the Articles of Incorporation.

               2) Item 5 must be signed by an authorized officer or agent of the corporation.

         NONPROFIT CORPORATIONS: (Complete either Item 4, Item 5 or Item 6)
               1) Item 4 must be signed by all of the incorporators listed in the Article of Incorporation.

               2) Item 5 or 6 must be signed by either the president,
                  vice-president, chairperson or vice-chairperson.

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
9.       NONREFUNDABLE FEES: Make remittance payable to the State of Michigan. Include corporation
         name and identification number on check or money order..........................................    $      10.00

         ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
         each additional 20,000 authorized shares or portion thereon.....................................    $      30.00
         maximum fee per filing for first 10,000,000 authorized shares...................................    $   5,000.00
         each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares......    $      30.00
         maximum fee per filing for authorized shares in excess of 10,000,000 shares.....................    $ 200,000.00
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To submit by mail:                                          To submit in person:
  Michigan Department of Consumer & Industry Services         2501 Woodlake Circle
  Bureau of Commercial Services - Corporation Division        Okemos, MI
  7150 Harris Drive                                           Telephone: (517) 241-6470
  P.O. Box 30054
  Lansing, MI 48909                                           Fees may be paid by VISA or Mastercard
                                                              when delivered in person to our office.
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           MICH-ELF (Michigan Electronic Filing System):

         First Time Users: Call (517) 241-6420, or visit our website at http://www.michigan.gov/corporations Customer with MICH-ELF Filer
         Account:  Send document to (517) 241-9845